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
  NUMBER                     (SEE REVERSE SIDE FOR LEGEND)                   WARRANTS
__________  (THIS WARRANT CERTIFICATE WILL BE VOID IF NOT EXERCISED PRIOR TO
                   5:00 P.M. NEW YORK CITY TIME, SEPTEMBER 16, 2010
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                             GIANT MOTORSPORTS, INC.

                                                               CUSIP 374524 11 4

                                     WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of Series A Warrants expiring September 16, 2010 (the "Warrants") to purchase one fully paid and non-assessable share of Common Stock, par value $.001 per share ("Shares"), of Giant Motorsports, Inc., a Nevada corporation (the "Company"), for each Warrant evidenced by this Warrant Certificate. The Warrants entitle the holder thereof to purchase from the Company, at any time through the expiration of the Warrants such number of Shares of the Company at the price of $0.50 per share, subject to adjustment, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Olde Monmouth Stock Transfer Co, Inc. (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Olde Monmouth Stock Transfer Co., Inc. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time a Warrant is exercised.

      No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

      Upon any exercise of Warrants for less than the total number of Warrants represented by this Warrant Certificate, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Warrants that have not been exercised.

      This Warrant Certificate, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

      Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

      The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

      The Warrants do not entitle the registered holder to any of the rights of a stockholder of the Company.

      The Company reserves the right to call the Warrants for redemption, at any time after __________ ___, 200_ [the date that is six months after effectiveness of the registration statement required under the Securities Purchase Agreement] and at any time prior to their exercise, with a notice of call ("Redemption Notice") in writing to the holders of record of the Warrants, giving 14 business days' prior written notice of such call, if, the last sale price per share of the Shares has been at least 300% (initially $1.50), of the price per Share at which Shares could then be purchased upon exercise of the Warrant for all ten
(10) of the consecutive trading days ending within three business days prior to the date on which notice of such call is given and if the Shares are covered by an effective registration statement during the period commencing 30 days prior to the Redemption Notice and ending on the date fixed for redemption. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price.

By:                                           By:
   -----------------------------------           ------------------------------
                            Secretary                              President

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                                SUBSCRIPTION FORM
      To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of


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                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ___________________________________________________________
                            (PLEASE PRINT OR TYPE NAME AND ADDRESS)

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and, if such number of Warrants shall not be all the Warrants evidenced by this
Warrant Certificate that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
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                                                  (SIGNATURE)

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                                                  (ADDRESS)

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                                                  (TAX IDENTIFICATION NUMBER)

                                   ASSIGNMENT
       To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto

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                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

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                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ___________________________________________________________
                               (PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _________________________                 ______________________________
                                                          (SIGNATURE)

The signature to the assignment of the Subscription Form must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Chicago Stock Exchange.